UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland		20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As previously announced, Old Line Bancshares, Inc. (“Old Line”) entered into an Agreement and Plan of Merger with Bay Bancorp, Inc. (“BYBK”) on September 27, 2017, and on December 14, 2017, Adam Franchi, both individually and on behalf of a putative class of BYBK’s stockholders, filed a complaint in the United States District Court for the District of Maryland against BYBK and its directors as well as Old Line, seeking to enjoin the merger of BYBK into Old Line pursuant to the merger agreement, based primarily on allegations that the version of the joint proxy statement/prospectus that was filed with the Securities and Exchange Commission on November 22, 2017, omitted certain material information in violation of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. On March 29, 2018, the Court approved the Stipulation and Proposed Order of Dismissal (the “Stipulation”) that the parties to the litigation entered into on March 28, 2018. Accordingly, all of the plaintiff’s claims made in the complaint have been dismissed, with prejudice as to himself and without prejudice to any other member of the putative class of stockholders. This action resolves all issues raised in the litigation except for a claim for attorneys’ fees and expenses. Pursuant to the Stipulation, the Court retains jurisdiction of the litigation solely for the purpose of ruling on a potential application for fees and expenses by the plaintiff’s counsel if the parties do not reach an agreement on the payment of any such fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: March 30, 2018	By: /s/ Elise M. Hubbard
Elise M. Hubbard, Executive Vice President and Chief Financial Officer